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                                                                    EXHIBIT 4.30

                                 AMENDMENT NO. 1
                          TO THIRD AMENDED AND RESTATED
                      JANUARY 1999 STOCKHOLDERS' AGREEMENT

        AMENDMENT NO. 1 (this "AMENDMENT") dated as of July 7, 2000 by and among the parties set forth on the signature pages of this Amendment.

                Section 1. DEFINITIONS. Except as otherwise defined in this Amendment, terms defined in the Third Amended and Restated January 1999 Stockholders' Agreement dated as of March 10, 2000 (as from time to time amended, the "AGREEMENT") are used herein as defined therein.

                Section 2. AMENDMENTS. The Company has requested the Original Stockholders and the M/C Stockholders to amend the Agreement in certain respects, and the Original Stockholders and the M/C Stockholders are willing to so amend the Agreement, all on the terms and conditions set forth herein. Accordingly, the parties hereto hereby agree that effective as of the date hereof, the Agreement shall be amended as follows:

                A. BOARD OF DIRECTORS SIZE. The reference to "thirteen (13)" relating to the authorized size of the Board of Directors in Section 2.1(a) is deleted and replaced with a reference to "fourteen (14)".

                B. NON-EMPLOYEE DIRECTORS. The reference to "seven (7)" relating to the number of non-employee directors in Section 2.1(g) is deleted and replaced with a reference to "eight (8)".

                C. GENERAL. Any references to the Agreement after the date first set forth above (including but not limited to references in the Agreement to "this Agreement" (including indirect references such as "hereunder", "hereby", "herein" and "hereof')) shall be deemed to be references to the Agreement as amended hereby. For purposes of Section
        5.1 of the Agreement, "the date of this Agreement" shall continue to be March 10, 2000.

                Section 3. MISCELLANEOUS. Except as herein provided, the Agreement shall remain unchanged and continue in full force and effect. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. This Amendment shall be governed by, and construed in accordance with, the law of the State of Delaware (excluding the choice-of-law rules thereof). The headings of the sections and subsections of this Amendment have been inserted for convenience only and shall not be deemed to be a part of this Amendment.

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               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

McLEODUSA INCORPORATED



By:     /s/ J. Lyle Patrick
    ----------------------------------
      Name:  J. Lyle Patrick
      Title:  Group Vice President/CFO



      /s/ Clark E. McLeod                      /s/ Mary E. McLeod
--------------------------------------      ---------------------------------
Clark E. McLeod                             Mary E. McLeod


M/C INVESTORS L.L.C.



By      /s/ Peter H.O. Claudy
   ----------------------------------
     Name:  Peter H.O. Claudy
     Title:  Manager


MEDIA/COMMUNICATIONS PARTNERS III LIMITED PARTNERSHIP

By: M/C III L.L.C., its General Partner



By:     /s/ Peter H.O. Claudy
    ----------------------------------
     Name:  Peter H.O. Claudy
     Title:  Manager



ALLIANT ENERGY CORPORATION, INC.


By      /s/ James E. Hoffman
   ----------------------------------
    Name:  James E. Hoffman
    Title:


                                       2

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ALLIANT ENERGY FOUNDATION


By:     /s/ E.M. Gleason
    ---------------------------------
    Name:  Edward M. Gleason
    Title:  Treasurer


ALLIANT ENERGY INVESTMENTS, INC.


By:  /s/ James E. Hoffman
    ---------------------------------
    Name:  James E. Hoffman
    Title:  President, Alliant Energy Resources


HEARTLAND PROPERTIES, INC.


By:  /s/ Henry Wertheimer
    ---------------------------------
    Name:  Henry Wertheimer
    Title:  Vice President/Treasurer

LNT COMMUNICATIONS LLC
By:  Alliant Energy Resources, Inc., its sole member


By:     /s/ James E. Hoffman
    ---------------------------------
     Name:  James E. Hoffman
     Title:  President                      Gail G. Lumpkin Trust Dated 12/14/85


/s/ Richard A. Lumpkin                      BY: /s/ Richard A. Lumpkin
    ---------------------------------           -------------------------------
Richard A. Lumpkin                              Richard A. Lumpkin, Trustee


                                       3
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The two trusts created under the Mary       The two trusts created under the
Green Lumpkin Gallo Trust Agreement dated   Richard Adamson Lumpkin
December 29, 1989, one for the benefit      Grandchildren's Trust dated
of each of:                                 September 5, 1980, one for
                                            the benefit of each of:
    Benjamin Iverson Lumpkin                    Benjamin Iverson Lumpkin
    Elizabeth Arabella Lumpkin                  Elizabeth Arabella Lumpkin

United States Trust Company                 United States Trust Company
of New York, Trustee                        of New York, Trustee


By:    /s/ Loraine B. Tsavaris              By:    /s/ Loraine B. Tsavaris
       ------------------------------           -------------------------------
       Name:  Loraine B. Tsavaris                  Name:  Loraine B. Tsavaris
       Title:  Managing Director                   Title:  Managing Director


The trust established by Richard Adamson    The two 1990 Personal Income Trusts
Lumpkin under the Trust Agreement dated     established by Richard A. Lumpkin,
February 6, 1970, for the benefit of        dated April 20, 1990, one for the
Richard Anthony Lumpkin.                    benefit of each of:
                                                Benjamin Iverson Lumpkin
                                                Elizabeth Arabella Lumpkin

United States Trust Company
of New York, Trustee
                                                /s/ David R. Hodgman
                                            -----------------------------------
                                            David R. Hodgman, Trustee


By:  /s/ Loraine B. Tsavaris                    /s/ Steven L. Grissom
    ---------------------------------       -----------------------------------
    Name:  Loraine B. Tsavaris              Steven L. Grissom, Trustee
    Title:  Managing Director


                                       4